                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                       Cell Robotics International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                        CELL ROBOTICS INTERNATIONAL, INC.
                          2715 BROADBENT PARKWAY, N.E.
                          ALBUQUERQUE, NEW MEXICO 87107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of CELL ROBOTICS INTERNATIONAL, INC.

         The Annual Meeting of Shareholders of CELL ROBOTICS INTERNATIONAL, INC., a Colorado corporation (the "Company"), will be held on Friday, June 15, 2001 at 10:00 a.m. local time at the Hilton Hotel, 1901 University N.E., Albuquerque, New Mexico 87102 to consider and vote on:

         1. The election of five directors to serve for the ensuing year or until their successors are elected; and

         2.    Such other business as may properly come before the Annual
               Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended December 31, 2000, will be mailed to shareholders concurrently with the mailing of the Proxy Statement.

         Shareholders of record at the close of business on April 30, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all Shareholders entitled to vote at the Annual Meeting is on file at the executive offices of the Company, 2715 Broadbent Parkway, N.E., Albuquerque, New Mexico 87107.

                                           By Order of the Board of Directors,


                                           -----------------------------
                                           Paul C. Johnson
                                           Secretary

Albuquerque, New Mexico
May 10, 2001

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                        CELL ROBOTICS INTERNATIONAL, INC.
                          2715 BROADBENT PARKWAY, N.E.
                          ALBUQUERQUE, NEW MEXICO 87107


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 15, 2001


INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The following information is submitted concerning the enclosed Proxy and the matters to be acted upon under the authority thereof at the Annual Meeting of Shareholders (the "Annual Meeting") of Cell Robotics International, Inc. (the "Company") to be held at the Hilton Hotel, 1901 University N.E., Albuquerque, New Mexico, on Friday, the 15th day of June, 2001, at 10:00 a.m., local time, or any adjournment thereof, pursuant to the enclosed Notice of Annual Meeting of Shareholders. This Proxy Statement and the enclosed Proxy are first being sent on or about May 10, 2001 to holders of the Company's shares of capital stock entitled to vote at the Annual Meeting (the "Shareholders").

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Please complete, date, sign and return the enclosed proxy as soon as possible in order to ensure your representation at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

         Unless contrary instructions are indicated, all shares represented by validly executed Proxies received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

         1.    FOR the election of the nominees for the Directors named herein;
               and

         2. In accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

         In the event a Shareholder specifies a different choice by means of the enclosed Proxy, his/her shares will be voted in accordance with the specification so made.

         The cost of solicitation of proxies will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of the Company's common stock, par value $0.004 per share ("Common Stock"). In addition to the use of mail, regular employees or agents of the Company may solicit proxies by telephone or other means of communication.

VOTING SECURITIES OUTSTANDING

         The Shareholders entitled to vote at the Annual Meeting are the holders of record at the close of business on April 30, 2001 (the "Record Date") of 9,980,644 outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. A list of all Shareholders entitled to vote is on file at the executive offices of the Company, 2715 Broadbent Parkway, N.E., Albuquerque, New Mexico 87107. Only Shareholders of record on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting.

         For purposes of conducting the Annual Meeting, the holders of at least a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A holder of Common Stock shall be treated as being present at the Annual Meeting if the holder of such stock is
(i) present in person at the Annual Meeting or (ii) represented at the Annual Meeting by a duly executed proxy, whether the instrument granting such proxy is marked as casting a vote or withheld, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the Shareholders present at the Annual Meeting have the power to adjourn the Annual Meeting from day to day, but not exceeding 60 days. The proposal being submitted to Shareholders for approval shall be approved if the votes cast in favor of such proposal exceed the votes cast opposing such proposal. With regard to the election of directors, votes may be cast in favor or withheld. In determining the number of votes cast, shares that are withheld from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office at 2715 Broadbent Parkway, N.E. Albuquerque, New Mexico 87107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy. If no direction is indicated, the shares will be voted FOR the election of each of the nominees for director. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting.

OWNERSHIP OF VOTING SECURITIES

         The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of April 24, 2001, by (i) each person known to the Company to own more than five percent of the Common Stock (the only class of voting securities outstanding); (ii) each director of the Company, including employee directors; (iii) the Chief Executive Officer and the other highly compensated officers of the Company; and (iv) all directors and executive officers of the Company as a group.


Title of         Name and Address                             Amount and Nature
 Class           of Beneficial Owner                       of Beneficial Ownership            Percent of Class(1)
------           -------------------                       -----------------------            -------------------

 Common          Ronald K. Lohrding(2)                             728,750                        6.57%
 Stock           c/o Cell Robotics International, Inc.
                 2715 Broadbent Parkway, N.E.
                 Albuquerque, NM  87107

"                Mark Waller(3)                                    200,000                        1.98%
                 1820 North Shore Road
                 Lake Oswego, OR  97304

"                Dr. Raymond Radosevich(4)                         29,000                             *
                 c/o Cell Robotics International, Inc.
                 2715 Broadbent Parkway, N.E.
                 Albuquerque, NM  87107

"                Dr. Debra Bryant(5)                               23,000                             *
                 c/o Cell Robotics International, Inc.
                 2715 Broadbent Parkway, N.E.
                 Albuquerque, NM  87107

"                Mr. Oton Tisch(6)                                 565,000                        5.09%
                 c/o Cell Robotics International, Inc.
                 2715 Broadbent Parkway, N.E.
                 Albuquerque, NM  87107

"                Mr. Steven Crees(7)                               11,500                             *
                 c/o Cell Robotics International, Inc.
                 2715 Broadbent Parkway, N.E.
                 Albuquerque, NM  87107

"                Paulson Investment Company, Inc.(8)              1,133,389                      10.22%
                 811 S.W, Naito Parkway, Suite 200
                 Portland, OR 97204

"                Chester L. Paulson (9)                           1,185,989                      10.69%
                 c/o Paulson Investment Company, Inc.
                 811 S.W, Naito Parkway, Suite 200
                 Portland, OR 97204

"                All Officers and Directors                       1,651,424                      14.88%
                 as a Group (7 persons)

                * Represents ownership interests of less than 1%.

----------

(1) Shares not outstanding but deemed beneficially owned by virtue of the person's right to acquire them within sixty (60) days of the date of this report are treated as outstanding when determining the percent of the class owned by such person and when determining the percent owned by the group.

(2) Includes 425,000 shares subject to options exercisable within 60 days of April 24, 2001 and 3,750 shares underlying immediately exercisable warrants.

(3) Represents shares subject to options exercisable within 60 days of April 24, 2001.

(4) Represents shares subject to options exercisable within 60 days of April 24, 2001 and 3,000 shares underlying immediately exercisable warrants.

(5) Includes 11,250 shares subject to options exercisable within 60 days of April 24, 2001. Also includes 6,750 shares underlying immediately exercisable warrants held by Humagen Fertility Diagnostics, Inc., of which Dr. Bryant is president, chief executive officer and a majority shareholder.

(6) Includes 5,000 shares subject to options exercisable within 60 days of April 24, 2001 and 60,000 shares underlying immediately exercisable warrants. Also includes 500,000 shares issued upon conversion of a $1,200,000 secured promissory note in August 2000.

(7) Represents shares subject to options exercisable within 60 days of April 24, 2001. Also includes 1,500 shares underlying immediately exercisable warrants held by HaeMedic LLC, of which Mr. Crees is the president and principal equity holder.

(8) Includes 178,800 shares subject to the Representative Warrant and underlying Redeemable Warrants exercisable within 60 days of April 24, 2001.

(9) Includes 21,600 shares issuable upon exercise of Representative Warrants and the underlying Redeemable Warrants exercisable within 60 days of April 24, 2001 and 31,050 shares owned directly by Mr. Paulson. Also includes 1,133,339 shares beneficially owned by Paulson Investment Company of which Mr. Paulson is an officer. Mr. Paulson is also the controlling shareholder of Paulson Capital Corp., the parent company of Paulson Investment Company. Mr. Paulson disclaims beneficial ownership of the shares beneficially owned by Paulson Investment Company, Inc.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Five persons are nominated for election as Directors to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Directors. Each of the nominees has consented to be nominated to serve as a Director of the Company. However, if, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors.

         The Company's Articles of Incorporation expressly prohibit cumulative voting. Therefore, the holders of a majority of the issued and outstanding shares of Common Stock could elect all of the nominated Directors. It is expected that the proxies received by the Directors' nominees will be voted, except to the extent that authority is withheld on any proxy as to all or one or more individuals, to elect as Directors the following nominees, whose principal occupations during the past five years, directorships and certain other affiliations and information are set forth below:

    NOMINEES



                                                                            Director and/or Executive
           Name and Position in the Company                  Age                  Officer Since
           --------------------------------                  ---            -------------------------

         Dr. Ronald K. Lohrding                              60                       1995
              CEO, President and
              Chairman of the Board

         Dr. Raymond Radosevich                              62                       1995
              Director


         Dr. Gerald Bernstein                                67                       1997
              Director

         Dipl. Ing. Oton Tisch                               70                       2000
              Director

         Steven A. Crees                                     46                       2000
              Director


         Dr. Ronald K. Lohrding has served as Chief Executive Officer, President and Chairman of the Board of Directors of the Company since February 23, 1995. He co-founded the Company's wholly owned subsidiary, Cell Robotics, Inc., in 1988 and has served as the Chairman, President and Chief Executive Officer of the subsidiary since its incorporation. Dr. Lohrding worked at Los Alamos National Laboratory (LANL) as a manager and as a scientist from 1968 to 1988. While at LANL, Dr. Lohrding served as Assistant Director for Industrial and International Initiatives, Deputy Associate Director for Environment and Biosystems and Program Director for Energy, Environment and Technology, among other senior management positions. Concurrently, he has been a general partner in seven real estate partnerships, two of which are currently active. Other than the Company, Dr. Lohrding does not currently serve as a director of any other reporting company. He received his Ph.D. in mathematical statistics from Kansas State University in 1969.

         Dr. Raymond Radosevich was elected as a Director in 1995. From November 1998 to the present, Dr. Radosevich has been a limited partner for Valley Ventures II, a venture capital fund. Dr. Radosevich was a director of BioDetect, Inc. from 1997 to November 1999. He is currently a director of three additional companies: Charter Bank since 1994, Cryo Fuel Systems Inc. since 1997 and Quasar International Inc. since January 2000. From 1985 to 1989, he was Dean of the Anderson School of Management at the University of New Mexico. Dr. Radosevich was also a Professor of Management at the University of New Mexico from 1976 until he retired from active teaching in December 1997. As a Professor of Management, he specialized in business strategy and the management of technology. In addition, he taught a course in Technology Entrepreneurship and lectured on the subject nationally and internationally. Dr. Radosevich earned his Ph.D. from Carnegie-Mellon University, B.S. in Mechanical Engineering and M.S. in Industrial Engineering from the University of Minnesota.


         Dr. Gerald Bernstein was appointed to the board in May 2001. He entered into medical practice in 1966 after completing a Research Fellowship. Dr. Bernstein presently holds several professional positions. He is an Associate Clinical Professor at the Albert Einstein College of Medicine in New York (1966-present), Attending Physician at Beth Israel Medical Center (1999-present), Associate Attending Physician, Montefiore Medical Center in New York (1966-present) and Attending Physician at Lenox Hill Hospital in New York (1974-present). In 1998 and 1999 Dr. Bernstein was also the President for the American Diabetes Association (National). He is still active with the American Diabetes Association and is on several of its committees. Dr. Bernstein is the author of many clinical and scientific papers and of the book, "If It Runs In Your Family: Diabetes Mellitus, Reducing Your Risk." Dr. Bernstein graduated from Dartmouth College in 1955 and Tufts University School of Medicine in 1959.


         Dipl. Ing. Oton Tisch was appointed to the Board of Directors as an interim director in February 2000 and was elected as a Director in May 2000. Mr. Tisch is an international businessman and is the President, Chief Executive Officer and sole owner of Obras Electromecanicas TKV, Caracas, Venezuela, and its subsidiary in Zurich, Switzerland, both of which were incorporated in 1980. Mr. Tisch's business specializes in equipment procurement and building and financing high voltage turn-key substations up to 400 kV, including the electronic and/or digital automatic control.

         Steven A. Crees previously served as an advisor to the Board of Directors and was elected as a Director in May 2000. In March 2000, Mr. Crees started HaeMedic, a medical distribution and manufacturing company. In March 2000, he resigned as Senior Vice President and General Manager of the Medical Diagnostic Products Division of Chronimed, Inc., where he had been employed since 1986. While at Chronimed, Mr. Crees was responsible for planning and implementing distribution strategies for proprietary and licensed medical products to the hospital, long term care, physician, alternative care and retail markets for this $32 million dollar business unit emphasizing the diabetic market. He also served as Vice President for Marketing and Sales and managed the diabetes centers. Prior to 1986, he was Territory Manager for the Medical Products Division of Baxter Healthcare Corporation. He has a B.S. in Economics and Business Administration from the University of Minnesota.

DIRECTORS AND EXECUTIVE OFFICERS

         Each Director is elected to serve for a term of one year until the next annual meeting of Shareholders or until a successor is duly elected and qualified. There are no family relationships among directors or persons nominated or chosen by the Company to become a Director.

         The executive officers of the Company are elected annually at the first meeting of the Board of Directors held after each annual meeting of Shareholders. Each executive officer will hold office until his successor is duly elected and qualified, until his resignation or until he shall be removed in the manner provided by the Company's Bylaws.

         During the fiscal year ended December 31, 2000, non-employee Directors received no cash compensation for their services as such, however they were reimbursed their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as Directors of the Company. No officer of the Company receives any additional compensation for his services as a Director, and the Company does not contribute to any retirement, pension, or profit sharing plans covering its Directors. The Company does, however, maintain a group health insurance plan and retirement plan for its employees, and those Directors who are also employees of the Company are eligible to participate in each plan. The Directors are also entitled to participate in the Stock Incentive Plan. Non-employee Directors may also receive stock option grants outside of the Stock Incentive Plan. No member of any committee of the Board of Directors receives any additional compensation for his service as a member of that committee.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors met four times and acted six times by unanimous written consent during the year ended December 31, 2000. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Development Committee. During 2000, each Director attended or participated in at least 75% of the meetings or unanimous resolutions held by the Board of Directors and the committees of which he/she was a member.

AUDIT COMMITTEE

         The Company's Audit Committee recommends a firm of independent accountants to examine the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent accountants, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company's financial and accounting controls. Although the Audit Committee periodically met and held discussions with management and the independent auditors during the year ending December 31, 2000, the Audit Committee had no formal meetings during that period. The

Committee consists of Chairman Dr. Raymond Radosevich, Mr. Oton Tisch and Mr. Mark Waller.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is comprised of three Directors, of whom a majority satisfy the requirements of independence as established by the National Association of Securities Dealers. The Audit Committee is governed by a charter approved by the Board of Directors, a copy of which is attached as Appendix A.

         Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The Company's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

         The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter.

         Based upon the Audit Committee's review and discussions referred to above, and reliance on the Company's management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,
Dr. Raymond Radosevich (Chairman)
Mr. Oton Tisch
Mr. Mark Waller

COMPENSATION COMMITTEE

         The principal functions of the Compensation Committee are to set, review, and modify the compensation of officers who are also directors, and to administer the 1992 Incentive Stock Option Plan. The Compensation Committee had no formal meetings during 2000. The Committee consists of Chairman Dr. Debra Bryant, Mr. Mark Waller and Mr. Steven Crees.

CORPORATE DEVELOPMENT COMMITTEE

         The principal functions of the Corporate Development Committee are to evaluate long term goals of the Company and to evaluate strategic relationships and potential acquisitions and mergers. The Corporate Development Committee had no formal meetings during 2000. The Committee consists of Chairman Dr. Ronald Lohrding, Mr. Steven Crees and Dr. Debra Bryant.

SIGNIFICANT EMPLOYEES

         Paul Johnson was appointed as the Company's Chief Financial Officer in July 2000 and Secretary in November 2000. From September 1994 to July 2000, he served as Assistant Controller and then the Controller for Helen of Troy Limited, a $300 million manufacturer and distributor of personal care products. From November 1987 to September 1994, he was employed by KPMG Peat Marwick LLP, now known as KPMG LLP. He has a degree in accounting and a masters degree in accountancy from Brigham Young University.

         H. Travis Lee was appointed as the Company's Vice President of Sales and Marketing in January 1997. Mr. Lee resigned from the Company on March 2, 2001. From September to December 1996, Mr. Lee was responsible for International Marketing and Business Development at Laser Scope Surgical Systems, San Jose, California, a $70 million manufacturer of surgical laser systems. From February 1994 to September 1996, he was Vice President for Marketing at Heraeus Surgical Inc., a $30 million manufacturer of surgical lasers and other medical products. He held senior management, marketing and sales positions with Medasonics, Inc. and Xintec Corporation from 1991 to 1994. Mr. Lee received his B.S. degree in Graphic Design from San Jose State University.

         C. Thomas Goslau was appointed as the Company's Vice President of Sales and Marketing in March 2001. Mr. Goslau was the general manager of international sales and marketing for Sooil Development Co., LTD, Seoul, Korea, from September 1999 to October 2000. From 1993 to 1999 he served in various positions in Asia for ESC Medical Systems, Inc. Mr. Goslau received a Bachelor of Arts degree in International Affairs from Lafayette College, Easton, Pennsylvania in 1989.

         Richard Zigweid was appointed as the Company's Vice President of Manufacturing in August 1996. Mr. Zigweid was Manufacturing Manager at Olympus America from May 1994 to August 1996. He served as engineering manager at Bausch & Lomb from 1991 to 1994 and as engineering manager and manufacturing engineer at Baxter Healthcare from 1983 to 1991. He received his B.S. degree in Mechanical Engineering from the University of Wyoming.

         Steve Aiken was appointed as the Company's Vice-President for Research and Development in October 2000. Mr. Aiken joined the Company as a laser engineer in July 2000. Mr. Aiken worked as an engineer from March 1995 to June 2000 for Decade Optical Systems and from May 1991 to February 1995 for the Core Group.

         Dr. Larry Keenan was appointed as the Company's Sales Representative in January 1993 and has been Product Manager for the Cell Robotics Workstation since July 1997. Dr. Keenan was the Regional Sales Manager of BioRad for the confocal microscope product line of BioRad from 1991 through 1992. He received his Ph.D. in Biological Sciences at the University of California at Irvine and was an Associate Research Scientist in Neurobiology at Yale University.

COMPANY'S TECHNICAL ADVISORY BOARD

         The Company has voluntarily formed a Technical Advisory Board whose members are chosen by the Board of Directors based upon their individual technical and scientific expertise in areas related to the business of Cell Robotics. In consideration of their services as members of the Technical Advisory Board, each member has been granted non-qualified stock options exercisable to purchase 6,000 shares of Common Stock at exercise prices ranging from $1.75 per share to $3.563 per share. Members of the Technical Advisory Board receive no other compensation for their services, which consist of approximately one day per year devoted to the business of the Company. The following persons currently serve as members of the Company's Technical Advisory
Board:

         Dr. Michael Berns is President, Beckman Laser Institute and Professor of Cell Biology at the University of California.

         Dr. Steven Chu is Chairman of the Physics Department, Stanford University and the recipient of the 1997 Nobel Prize in physics.

         Dr. Steven Block is Associate Professor of Molecular Biology at Princeton University.

         Dr. Paul Jackson is a Molecular and Plant Biologist at Los Alamos National Laboratory.

         Dr. Wilfried Feichtinger is at the Institute for Fertility in Vienna, Austria and was the recent chairman of the IXth World Congress on In Vitro Fertilization and Assisted Reproduction.

         Dr. Charles Bracker is the G. B. Cummins Distinguished Professor, Department of Botany and Plant Pathology, Purdue University.

         Dr. Robert Stevenson is a biotech consultant in marketing and acquisitions.

         Dr. Otis Peterson is a laser expert and an inventor of the Alexandrite Laser.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1999, the Company borrowed $250,000 from Humagen Fertility Diagnostic, Inc., whose president, chief executive officer and majority shareholder is Dr. Debra Bryant, a Director. The note did not bear interest until June 2000, at which time the unpaid balance of the note began to accrue interest at six percent per annum. In January 2001, the Company used $45,000 of the proceeds of certain loans by the Directors as payment against the outstanding balance of $250,000. The remaining balance is payable in monthly installments of $10,000 each commencing February 15, 2001.

         In February 2000, as subsequently amended in March 2000, the Company executed a secured convertible promissory note in the principal amount of $1,200,000 payable to Dipl. Ing. Oton Tisch, a Director of the Company. In August 2000, the note was converted into 500,000 shares of Common Stock.

         Bridgeworks Capital, Inc., of which Mark Waller, a Director, is an officer and majority owner, received a placement fee of 5% (or $100,000) in connection with the Company's May 2000 private placement.

         In January 2001, the following members and affiliates of members of the Company's Board of Directors agreed to make term loan advances to the Company in the following amounts: Dipl. Ing. Oton Tisch,

$400,000; Ronald K. Lohrding, Ph.D., $25,000; Raymond Radosevich, Ph.D., $20,000; HaeMedic LLC, $10,000; and Humagen Fertility Diagnostics, Inc., $45,000. Mr. Tisch and Dr. Radosevich are members of the Company's Board of Directors. Steven A. Crees, a member of the Company's Board of Directors, is president and principal equity holder of HaeMedic LLC. Dr. Lohrding also serves as the President, Chief Executive Officer and Chairman of the Board of the Company. All of the loans were made in February 2001, other than Mr. Tisch's loan, which was made in March 2001. The loans are evidenced by unsecured promissory notes, bear interest at the rate of ten percent per annum and are due on January 31, 2002. The Company used $45,000 of the proceeds from the foregoing loans as payment against the outstanding balance of the $250,000 promissory note issued to Humagen Fertility Diagnostics, Inc. Additionally in January 2001, as part of the same loan transaction, Mr. Tisch agreed to loan the Company, at the Company's request at any time between March 15, 2001 and May 30, 2001, an additional $500,000.

         In connection with the loans, each lender was issued a warrant to purchase that number of shares of Common Stock equal to 15% of the amount of the lender's respective loan. The warrants allow the lenders to purchase an aggregate of 150,000 shares of Common Stock The warrants may be exercised until January 31, 2004, at a price equal to $1.125 per share of Common Stock; provided that warrants covering 75,000 shares of Common Stock will not become exercisable by Mr. Tisch until he has loaned the Company the remaining amount available under his $500,000 loan commitment.

         The Company believes that any transactions between it and its officers, directors, principal shareholders or other affiliates have been on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis.

EXECUTIVE COMPENSATION

         The following tables and discussion set forth information with respect to all incentive stock option plan and non-plan compensation awarded to, earned by or paid to the Chief Executive Officer ("CEO"), and the Company's only additional highly compensated executive officer, all services rendered in all capacities to the Company and its subsidiaries for each of the Company's last three (3) completed fiscal years; provided, however, that no disclosure has been made for any executive officer, other than the CEO, whose total annual salary and bonus does not exceed $100,000.


                                                                                        ANNUAL COMPENSATION
                                                                                ------------------------------------
                                                                                                     OTHER ANNUAL
            NAME AND PRINCIPAL POSITION                            YEAR             SALARY           COMPENSATION
-----------------------------------------------------------    ------------     --------------    ------------------

Ronald K. Lohrding, Chief Executive Officer, President            2000             $119,799            $2,625
   and Chairman of the Board                                      1999             $123,115            $6,343
                                                                  1998             $123,115            $6,343

H. Travis Lee, Vice President of Sales and Marketing(1)           2000             $113,611            $    0
                                                                  1999             $110,000            $3,898
                                                                  1998             $110,000            $4,204



----------

(1)  Mr. Lee resigned on March 2, 2001.

EMPLOYMENT AGREEMENTS

         On July 1, 2000, the Company entered into a new employment agreement with Dr. Lohrding under which he will serve as the Company's Chief Executive Officer, President and Chairman of the Board. The employment agreement expires on June 30, 2003. Dr. Lohrding agreed to serve as Chief Executive Officer and President on a full-time basis through June 30, 2002. During the third year of his contract, Dr. Lohrding has asked to be able to resign as Chief Executive Officer and President, but agreed that he will continue to serve as a consultant to the Company through June 2003. As a consultant, Dr. Lohrding agreed to devote no less than one-half of his time to the Company's business. Dr. Lohrding will receive a base salary of $130,513 during the first year of the contract, which will be increased in the second year by the average increase of compensation to all of our employees, or as determined by the Compensation Committee of the Board of Directors. Dr. Lohrding will be paid one-half of his second year base salary during the third year of his contract. The contract granted Dr. Lohrding 100,000 stock options that vested immediately and expire on July 1, 2005. These options were granted outside of the Company's Stock Incentive Plan. Dr. Lohrding is also entitled to bonuses based upon the achievement of specified target sales of the Lasette. If a third party acquires at least 30% of our capital stock, then Dr. Lohrding will be entitled to the following:

         o a lump sum payment, in cash, equal to his base salary under his employment agreement, which may not be less than $50,000;

         o a lump sum payment, in cash, equal to any accrued but unpaid bonus; and

         o all options, warrants and other rights subject to vesting will accelerate and vest on his termination of employment.

         The Company entered into an employment agreement with Paul Johnson, the Company's Chief Financial Officer and Secretary, on June 28, 2000. Under the employment agreement, if there is a change in control under Mr. Johnson's employment agreement that results in his termination or he resigns within 45 days of the change in control, then the Company must pay Mr. Johnson in 12 equal monthly installments commencing after the termination date an aggregate amount equal to Mr. Johnson's then prevailing annual total compensation, including base salary but excluding fringe benefits.

STOCK INCENTIVE PLAN

         During fiscal 1992, the Company adopted a Stock Incentive Plan. Pursuant to the Stock Incentive Plan, stock options granted to eligible participants may be incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options, or NSOs. Eligible participants under the Stock Incentive Plan include the Company's directors, officers and other salaried key employees.

         Under the Stock Incentive Plan, an option is not transferable, except by will or the laws of descent and distribution. The Board of Directors may administer the Stock Incentive Plan, or delegate administration of the plan to a committee comprised of disinterested directors. Currently, the Stock Incentive Plan is administered by the Board of Directors. The administrator decides when and to whom to make grants, the number of shares to be covered by the grants, the vesting schedule, the type of award and the terms and provisions relating to the exercise of the awards. An aggregate of 1,500,000 shares of Common Stock is available for issuance under the Plan.

         At December 31, 2000, we have granted a total of 830,242 options to purchase 830,242 shares of Common Stock under the Stock Incentive Plan consisting of ISOs and NSOs to purchase 650,272 shares and 179,970 shares, respectively. The ISOs are exercisable at prices ranging from $1.375 to $4.47 per share. The NSOs are exercisable at prices ranging from $1.75 to $4.38 per share. All options have been issued with exercise prices at or above market value on the date of grant.

OPTION GRANTS

         The following table sets forth certain information concerning individual grants of stock options made during the last completed fiscal year to each of the named executive officers:



                                   NUMBER OF        % OF TOTAL OPTIONS
                                  SECURITIES            GRANTED TO
                                  UNDERLYING           EMPLOYEES IN           EXERCISE PRICE
           NAME                 OPTIONS GRANTED         FISCAL YEAR               ($/SH)            EXPIRATION DATE
----------------------------    ----------------    --------------------    -------------------    -------------------

Ronald K. Lohrding                  100,000                 37%                   $2.734                08/05/05
H. Travis Lee                         -0-                   -0-                    -0-                    -0-

OPTION EXERCISES AND OPTION VALUES

         The following tables sets forth certain information concerning the exercise of options during the last completed fiscal year by each of the named executive officers and the fiscal year-end value of such named executive officers' unexercised options on an aggregated basis:



                                                                               NUMBER OF
                                                                               SECURITIES              VALUE OF
                                                                               UNDERLYING             UNEXERCISED
                                                                               UNEXERCISED            IN-THE-MONEY
                                                                               OPTIONS AT              OPTIONS AT
                                    SHARES                                      FY-END(#)             FY-END($)(2)
                                   ACQUIRED              VALUE              -------------------    -------------------
                                  ON EXERCISE          REALIZED(1)            UNEXERCISABLE/         UNEXERCISABLE/
          NAME                        (#)                  ($)                 EXERCISABLE             EXERCISABLE
----------------------------    ----------------    --------------------    -------------------    -------------------

Ronald K. Lohrding                    -0-                   -0-              300,000/425,000             $0/$0
H. Travis Lee                         -0-                   -0-                  0/74,174                $0/$0



----------

(1) Value realized is determined by calculating the difference between the aggregate exercise price of the options and the aggregate fair market value of Common Stock on the date the options are exercised.

(2) The value of unexercised options is determined by calculating the difference between the fair market value of the securities underlying the options at fiscal year end and the exercise price of the options. The closing bid price of Common Stock at fiscal year end 2000 was $0.50.

EMPLOYEE STOCK PURCHASE PLAN

         As of the date of this Proxy Statement, no shares of Common Stock have been issued under the Employee Stock Purchase Plan ("ESPP") which was approved by the Board of Directors and Shareholders in 1995. There have been no subscriptions of employees to participate in the ESPP. The Company expects to begin implementing the ESPP during fiscal year 2001.

INDEPENDENT AUDITORS

         KPMG, LLP served as the Company's independent auditors for the fiscal year ended December 31, 2000. Representatives of KPMG, LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire. The Board of Directors appointed KPMG, LLP as its independent auditors for the fiscal year 2001 after receiving the recommendation of the Audit Committee.

AUDIT FEES

         The aggregate fees billed by KPMG, LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were approximately $51,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by KPMG, LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

         The aggregate fees billed by KPMG, LLP for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000 were $42,000, including $8,000 for tax-related services and $34,000 for miscellaneous services.

         The Audit Committee has considered whether the provision of the services by KPMG, LLP, as described above in "All Other Fees," is compatible with maintaining the principal accountant's independence.

GENERAL AND OTHER MATTERS

         The Company believes that Proposal 1 is the only matter that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named in the accompanying Proxy will vote in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% Shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2000, other than as described above, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year, with the following exception: The Form 3 of Mr. Johnson was not filed in a timely manner.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         A holder of the Company's securities intending to present a proposal at the 2002 Annual Meeting must deliver such proposal, in writing, to the Company's principal executive offices no later than December 14, 2001 for inclusion in the proxy statement related to that meeting. The proposal should be delivered to the Company by certified mail, return receipt requested. A holder of the Company's securities whose proposal is not included in the proxy statement related to the 2002 Annual Meeting, but who still intends to submit a proposal at that meeting, is required to deliver such proposal, in writing, to the Secretary of the Company at the Company's principal executive offices, and to provide certain other information not less than 50 days, nor more than 75 days, prior to the meeting, in accordance with the Company's Bylaws. Any such proposal must also comply with any other provisions contained in the Company's Bylaws relating to Shareholder proposals.

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2000 is being mailed to Shareholders with this Proxy Statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting material. Whether or not you intend to be present at the Annual Meeting, you are urged to return your Proxy promptly. If you are present at the Annual Meeting and wish to vote your stock in person, your Proxy shall, at your request, be returned to you at the Annual Meeting.

         A copy of Form 10-KSB, the annual report filed by the Company with the Securities and Exchange Commission, will be furnished without charge to any person who requests it in writing, from the office of the Company at its address noted on this Proxy Statement.

APPENDIX A

                        CELL ROBOTICS INTERNATIONAL, INC.
                             AUDIT COMMITTEE CHARTER


I.       PURPOSE.

         The primary function of the Audit Committee (sometimes, the "Committee") is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or the public, (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and (iii) the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

   o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

   o Review and appraise the audit efforts of the Company's independent accountants and internal auditing department.

   o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

II.      COMPOSITION.

         The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors in accordance with Rule 4310(c)(26)(B) of the National Association of Securities Dealers. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by an outside consultant.

         The members of the Committee shall be elected annually by the Board of Directors. The members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS.

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

IV.      RESPONSIBILITIES AND DUTIES.

         1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chair of the Committee or at the request of the independent accountants.

         2. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants.

         3. Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries, reviewing and approving the independent accountants' annual engagement letter, reviewing and approving the Company's annual audit plans and budgets, directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance, and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable.

         4. Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings.

         5. Reviewing the range and cost of audit and non-audit services performed by the independent accountants.

         6. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein.

         7. Reviewing the adequacy of the Company's systems of internal control

         8. Obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient.

         9. Providing an independent, direct communication between the Board of Directors, internal auditors and independent accountants.

         10. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment.

         11. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts.

         12. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions.

         13. Reporting through its Chair to the Board of Directors following the meetings of the Audit Committee.

         14. Maintaining minutes or other records of meetings and activities of the Audit Committee.

         15. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities.

         16. Conducting or authorizing investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent experts or consultants to assist in the conduct of any such investigations.

         17. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

                        CELL ROBOTICS INTERNATIONAL, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints Dr. Ronald K. Lohrding or Paul C. Johnson (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Cell Robotics International, Inc. (the "Company") to be held at the Hilton Hotel, 1901 University N.E., Albuquerque, New Mexico 87102 on June 15, 2001 at 10 o'clock a.m., Mountain Daylight Time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.


1. To elect Directors: Dr. Ronald K. Lohrding, Dr. Raymond Radosevich, Dr. Gerald Bernstein, Dipl. Ing. Oton Tisch, and Steven A. Crees.



FOR each nominee listed above             WITHHOLD AUTHORITY
                              ---------                      ---------
(except as marked to the contrary below)  to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, print the name of the nominee on the space provided below)

-------------------------------------------------------------------------------

2.    Upon such other matters as may properly come before the meeting.

   UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.) Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.

                                    Date
                                        ---------------------------------------


                                    -------------------------------------------
                                    Name (please type or print)


                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.